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Registration Statement No. 333-158199-10
Dated March 25, 2009
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. H-I TO PROSPECTUS SUPPLEMENT
DATED MARCH 25, 2009 TO PROSPECTUS DATED MARCH 25, 2009

Credit Suisse

         Synthetic Convertible Securities
Linked to the Performance of One or More
Equity Securities or Exchange-Traded Funds or a Basket

         The securities offered by this product supplement, which we refer to as the "securities," will be linked to the performance of the equity securities (the "reference shares") of one or more issuers (each, a "reference share issuer,") and/or the shares of one or more exchange traded funds (the "fund shares" and together with the reference shares, the "underlying shares") or to a weighted basket of reference shares and/or fund shares. We refer to such weighted basket as the "basket" and to the underlying shares included in the basket as the "basket components." The term "equity securities" includes non-U.S securities issued through depositary arrangements such as American depositary shares or American depositary receipts (together, "ADSs"). With respect to any reference shares that are ADSs, the term "reference share issuer" will refer to the issuer of the equity securities underlying such ADSs.

         This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply specifically to the securities, including any changes to the terms specified in this product supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

         The securities will bear interest at the rate per annum specified in the applicable pricing supplement which may be 0%. Interest payments will be made to you on the interest payment dates specified in the applicable pricing supplement, subject to the modified following business day convention, as described herein, unless otherwise specified in the applicable pricing supplement. We may specify that interest is payable on a monthly, quarterly, semi-annual, annual or other basis.

         Unless otherwise specified in the applicable pricing supplement, we will redeem the securities for a redemption amount that will equal either a number of underlying shares per security or an amount of cash per security, determined as follows:

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  If the securities are redeemed at maturity or if we exercise our early redemption right, the redemption amount will depend on whether the cash value of the physical delivery amount, determined on the relevant valuation date(s), is greater than $1,000 per $1,000 principal amount of securities:

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  If the cash value of the physical delivery amount per $1,000 principal amount of securities is greater than $1,000, the redemption amount will equal the physical delivery amount (or, in our sole discretion, the cash value thereof, determined on the relevant valuation date(s) in the manner set forth herein).

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  If the cash value of the physical delivery amount per $1,000 principal amount of securities is less than or equal to $1,000, the redemption amount per $1,000 principal amount of securities will be a cash payment of $1,000.

    If the securities are redeemed at maturity, you will be entitled to receive any accrued but unpaid interest on the securities. Unless otherwise specified in the applicable pricing supplement, if we exercise our early redemption right, you will not be entitled to receive any accrued but unpaid interest on the securities.

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  If you exercise your early redemption right, the redemption amount will equal the physical delivery amount (or, in our sole discretion, the cash value thereof, determined on the relevant valuation date(s) in the manner set forth herein). Unless otherwise specified in the applicable pricing supplement, if you exercise your early redemption right, you will not be entitled to receive any accrued but unpaid interest on the securities.

         Unless otherwise specified in the applicable pricing supplement, the physical delivery amount per $1000 principal amount of securities will be a number of shares of each of the underlying shares equal to the conversion ratio for such underlying shares determined on the relevant valuation date(s). Any fractional share amounts will be paid in cash.

         The underlying shares to which the securities will be linked, the conversion ratios for such shares (subject to adjustment as described herein) and the maturity date of the securities will be specified in the applicable pricing supplement.

         Any payment you will be entitled to receive on the securities is subject to our ability to pay our obligations as they become due.

         Please refer to "Risk Factors" beginning on page PS-3 of this product supplement for risks related to an investment in the securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this product supplement is August 12, 2009

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the relevant underlying supplement, if applicable, this product supplement or the accompanying prospectus supplement or prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. The relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In the relevant underlying supplement, if applicable, this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

i

SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the Synthetic Convertible Securities and how is the redemption amount calculated?

        The Synthetic Convertible Securities, or the securities, are medium term notes issued by us, the return on which is linked to the performance of the underlying shares or basket specified in the applicable pricing supplement. At maturity or upon early redemption, you will be entitled to receive a redemption amount that will equal either a number of underlying shares per security or an amount of cash per security, determined in the manner set forth herein.

        Unless otherwise specified in the applicable pricing supplement, you may elect to exercise your early redemption right by delivering notice to us at least 10 business days before the maturity date, provided that we have not already delivered an issuer early redemption notice to you. We may exercise our issuer early redemption right on or after the date specified in the applicable pricing supplement by delivering notice to you at least 15 calendar days in advance of redemption.

        For a description of how the redemption amount will be calculated, please refer to "Description of the Securities—Redemption amount" herein.

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. Please see the "Risk Factors" section on page PS-3.

Are the securities principal protected?

        If the securities are redeemed at maturity or if we exercise our early redemption right, the redemption amount will depend on whether the cash value of the physical delivery amount, determined on the relevant valuation date(s), is greater than $1,000 per $1,000 principal amount of securities. If you receive the physical delivery amount, the price of the underlying shares you receive could decline between the time we decide to deliver such underlying shares to you and the time you actually receive such underlying shares so that the value of such shares upon delivery is less than your principal amount of securities.

        If you exercise your early redemption right, you will be entitled to receive the physical delivery amount (or, in our sole discretion, the cash value thereof, determined on the relevant valuation date(s) in the manner set forth herein) and, unless otherwise specified in the applicable pricing supplement, you will not be entitled to receive any accrued but unpaid interest on the securities. Because the conversion ratio for each of the underlying shares will contain a conversion premium over the initial share price, the price of the underlying shares must rise, in some cases substantially, before it may be advantageous for you to exercise your early redemption right and realize the appreciation on the underlying shares. If you choose to exercise your early redemption right at a time when the price of the underlying shares has not appreciated sufficiently to offset the conversion premium, the value of the redemption amount you will be entitled to receive will be less than the principal amount of securities that you hold.

        Any payment you will be entitled to receive on the securities is subject to our ability to pay our obligations as they become due.

Will I receive interest on the securities?

        Unless otherwise specified in the applicable pricing supplement, we will pay interest at a rate per annum specified in the applicable pricing supplement which may be 0%. Interest payments will be made to you on the interest payment dates specified in the applicable pricing supplement and we may specify that interest is payable on a monthly, quarterly, semi-annual, annual or other basis. If you exercise your early redemption right or we exercise our early redemption right, you will not be entitled to receive any accrued but unpaid interest on the securities.

Will I receive any dividend payments on, or have shareholder rights in, the underlying shares?

        As a holder of the securities, you will not receive any dividend payments or other distributions on the underlying shares or have voting or any other rights of a holder of the underlying shares.

Will there be an active trading market in the securities?

        The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC ("CSSU") currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

What are the United States federal income tax consequences of investing in the securities?

        Please refer to "Certain United States Federal Income Tax Considerations" herein for a discussion of certain United States federal income tax considerations for making an investment in the securities.

RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should read the following information about these risks, together with the other information contained in or incorporated by reference in the relevant pricing supplement, underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus, before investing in the securities.

The securities may pay less than the full appreciation of the underlying shares at redemption

        If the price of the underlying shares appreciates over the term of the securities, you may not realize the full amount of such appreciation. Because the conversion ratio for each of the underlying shares will contain a conversion premium over the initial share price, the price of the underlying shares must rise, in some cases substantially, before it may be advantageous for you to exercise your early redemption right and realize the appreciation on the underlying shares. As a result, the return on your securities in the case of an increase in the price of the underlying shares that is less than the conversion premium may not equal the return of a direct investment in the underlying shares.

If you hold the securities to maturity or if we exercise our early redemption right, the redemption amount you receive could be worth less than the principal amount of your securities

        If the securities are redeemed at maturity or if we exercise our early redemption right, the redemption amount will depend on whether the cash value of the physical delivery amount, determined on the relevant valuation date(s), is greater than $1,000 per $1,000 principal amount of securities. If you receive the physical delivery amount, the price of the underlying shares you receive could decline between the time we decide to deliver such underlying shares to you and the time you actually receive such underlying shares so that the value of such shares upon delivery is less than your principal amount of securities.

We have the right to redeem the securities prior to maturity

        Unless otherwise specified in the applicable pricing supplement, if we exercise our early redemption right, you will not be eligible to receive any accrued but unpaid interest on the securities. Furthermore, you will not be able to accrue interest over the full term of the securities, you will not benefit from any appreciation of the underlying shares after the relevant valuation date and you may not be able to invest in other securities with a similar level of risk that yield as much interest as the securities.

If we decide to deliver the cash value of any underlying shares we would otherwise deliver to you, such cash value may be less than the actual value of the underlying shares on the day you receive payment

        Unless otherwise specified in the applicable pricing supplement and as described in this product supplement, the redemption amount you will be entitled to receive in exchange for the securities that you hold may consist of underlying shares or, in our sole discretion, the cash value thereof, determined on the relevant valuation date(s) in the manner set forth in this product supplement. Because there may be one or more days between the day on which we establish the cash value of the underlying shares and the day on which we make payment to you, the underlying shares could appreciate in value during such period. However, you will not benefit from any such appreciation because we will not modify the previously-established cash value of the underlying shares to take this appreciation into account.

The yield on the securities may be lower than the return on an ordinary debt security with similar maturity

        We will pay interest on the securities at a rate specified in the applicable pricing supplement although we may pay 0%. This interest rate may be lower than the rate you could receive on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities. The return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Unless otherwise specified in the applicable pricing supplement, if you exercise your early redemption right or we exercise our early redemption right, you will not be entitled to receive any accrued but unpaid interest on the securities.

The securities are subject to the credit risk of Credit Suisse

        Although the return on the securities will be based on the performance of the underlying shares, the payment of any amount due on the securities, including any applicable interest payments, payment at maturity or physical delivery amount, is subject to the credit risk of Credit Suisse. Investors are dependant on Credit Suisse's ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the securities prior to maturity.

No ownership rights relating to the underlying shares

        As an investor in the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the underlying shares.

There may be little or no secondary market for the securities

        The securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you. CSSU currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

If the securities are linked to a basket, changes in the value of one or more of the underlying shares may offset each other

        If the securities are linked to a basket, price movements of the basket components may not correlate with each other. At a time when the price of one or more of the basket components increases, the price of one or more of the other basket components may not increase as much or may even decline. In addition, if the basket is not equally weighted, an increase in the level of a basket component with a lesser weighting will not offset an equivalent decrease in the level of a basket component with a greater weighting.

        Unless otherwise specified in the applicable pricing supplement, if the securities are linked to a basket, you will not be permitted to exercise your early redemption right with respect to only some basket components and not others. Thus, in deciding whether it is advantageous to exercise your early redemption right, you will have to consider all the basket components, some of which may have appreciated and others which may have appreciated less or may have declined in value. It is also possible that all the basket components could decline in value. Similarly, if we exercise our early redemption right and your redemption amount consists of underlying shares, you may receive some basket components that have appreciated in value and others that have declined in value from their respective levels on the pricing date of the securities. You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether decreases in the levels of any basket components will be offset by increases in the levels of other basket components, based on their historical performance.

You have no rights against any reference share issuer

        You will have no rights against any reference share issuer. The securities are not sponsored, endorsed, sold or promoted by any reference share issuer. No reference share issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No reference share issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of the relevant reference shares to track general market performance. No reference share issuer is responsible for, or has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the payment at maturity of the securities is to be determined. No reference share issuer has any liability in connection with the administration, marketing or trading of the securities.

You have no rights against any sponsor of an exchange traded fund to which the securities are linked or any issuers of the equity securities that comprise such fund

        You have no rights against any sponsor of an exchange traded fund (a "fund") to which the securities are linked or any issuers of the equity securities that comprise such fund. The securities are not sponsored, endorsed, sold or promoted by any such sponsor or issuer. No such sponsor or issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No such sponsor or issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of the relevant fund to track general market performance. Such sponsor has no obligation to take our needs or your needs into consideration in determining, composing or calculating such fund. No such sponsor or issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined. No such sponsor or issuer has any liability in connection with the administration, marketing or trading of the securities.

The United States federal income tax consequences of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market value of the securities may be influenced by many factors that are unpredictable

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which CSSU may be willing to purchase or sell the securities in the secondary market, including:

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  the current price of the underlying shares;

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  interest and yield rates in the market;

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  the volatility of the underlying shares;

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  if the securities are linked to fund shares, the composition of such fund and any changes to the tracking index;

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  the occurrence of certain events to a fund that may or may not require an adjustment to the applicable conversion ratio;

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  the occurrence of certain events affecting the reference share issuer that may or may not require an adjustment to the applicable conversion ratio, including a merger or acquisition or, in the case of an ADS, the selection of the successor reference shares;

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  the dividend rate paid on the underlying shares (while not paid to holders of the securities, dividend payments on the underlying shares may influence the market prices of the underlying shares and the market value of options on the underlying shares and therefore affect the market value of the securities);

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  the dividend rate on the equity securities comprising any fund to which the securities are linked;

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  economic, financial, political and regulatory or judicial events that affect the underlying shares or stock markets generally and which may affect the prices of the underlying shares;

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  if any underlying shares are ADSs, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the equity securities underlying such ADSs are traded;

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  the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the equity securities comprising any fund to which the securities are linked are denominated in a currency other than the currency in which such fund is denominated;

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  the time remaining to the maturity of the securities; and

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  our creditworthiness, including actual or anticipated downgrades to our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

Our hedging activity may affect the value of the underlying shares and therefore the market value of the securities

        We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in the underlying shares, or in the case of fund shares, one or more of the stocks comprising the relevant fund or in other instruments, such as options, swaps or futures, based upon the relevant reference shares, fund or stocks comprising such fund, as applicable. This hedging activity could affect the value of the underlying shares and therefore the market value of the securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the securities declines.

Historical performance of the underlying shares is not indicative of future performance

        The future performance of the underlying shares cannot be predicted based on their historical performance. We cannot guarantee that the price of the underlying shares will rise or that there will be a period during the term of the securities when it will be advantageous to exercise your early redemption right.

Adjustments to a fund to which the securities are linked could adversely affect the securities

        The sponsor of a fund is responsible for calculating and maintaining such fund. Such fund sponsor can add, delete or substitute the stocks comprising such fund or make other methodological changes that could change the value of such fund at any time. Such fund sponsor may discontinue or suspend calculation or dissemination of such fund.

        If one or more of these events occurs with respect to a fund to which the securities are linked, the calculation of the redemption amount will be adjusted to reflect such event or events. Please refer to "Description of the Securities—Adjustments to the calculation of a fund." Consequently, any of these actions could adversely affect the redemption amount or the market value of the securities.

If any underlying shares are fund shares, the policies of any relevant fund sponsor or investment advisor for any relevant fund and changes that affect any relevant fund or tracking index related to such fund could adversely affect the amount payable on your securities and their market value

        The policies of the sponsor or investment advisor, as applicable, of any relevant fund concerning the calculation of such fund's net asset value, additions, deletions or substitutions of securities in such fund and the manner in which changes affecting the relevant tracking index are reflected in the fund could affect the market price of the shares of the fund and, therefore, the amount payable on your securities and the market value of your securities. The amount payable on your securities and their market value could also be affected if the fund sponsor or investment advisor, as applicable, changes these policies, for example, by changing the manner in which it calculates the fund's net asset value, or if the fund sponsor or investment advisor, as applicable, discontinues or suspends calculation or publication of the fund's net asset value, in which case it may become difficult to determine the market value of the securities. If events such as these occur or if the closing price of shares of the fund is not available for any reason, the calculation agent may determine the price of the shares of the fund on any relevant date and the amount payable to you in a manner it considers appropriate in its sole discretion.

We and our affiliates generally do not have any affiliation with the investment advisor of a fund and are not responsible for its public disclosure of information

        Each investment advisor of a fund advises that fund on various matters including matters relating to the policies, maintenance and calculation of the fund. Except in cases where we or an affiliate is the investment advisor of a fund, we and our affiliates have no ability to control or predict the actions of an investment advisor, including any errors in or discontinuance of disclosure regarding its methods or policies relating to the fund. Except in cases where we or an affiliate is the investment advisor of a fund, the investment advisor is not involved in this offering of securities in any way and has no obligation to consider your interests as an owner of the securities in taking any actions relating to the fund that might affect the value of your securities.

        Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a fund or the investment advisor of such fund (except to the extent that we or an affiliate is the investment advisor of such fund) contained in any public disclosure of information by such investment advisor. You, as an investor in the securities, should make your own investigation into the fund.

Even if the stocks held by a fund or included in a fund's tracking index are all part of the same industry, such stocks are not necessarily representative of that industry

        Even if a fund or a fund's tracking index purports to be representative of a particular industry, the performance of such fund may not correlate with the performance of the entire industry as represented by the stocks held by the fund or included in the fund's tracking index. The fund may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the issuers of the stocks held by the fund or included in the fund's tracking index may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The stocks held by the fund or included in the fund's tracking index may not vary even if one or more of the issuers of such stocks are no longer involved in the particular industry.

If the stocks held by a fund or included in a fund's tracking index are all part of the same sector, there are risks associated with a sector investment

        If the stocks held by a fund or included in a fund's tracking index are all part of the same sector, the performance of securities linked to such fund is dependant upon the performance of issuers of stocks in a particular sector of the economy. Consequently, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the particular sector than an investment linked to a more broadly diversified underlying.

We cannot control the actions of the issuers whose stocks are held by a fund or included in a fund's tracking index

        We cannot control the actions of the issuers of the stocks held by a fund to which the securities are linked or included in such fund's tracking index and actions by such issuers may have an adverse effect on the value of the securities or the stocks held by such fund or included in such fund's tracking index. In addition, these issuers are not involved in the offering of the securities and have no obligations with respect to the securities, including any obligation to take our interests or yours into consideration for any reason. These issuers will not receive any of the proceeds of this offering of the securities and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These issuers are not involved with the administration, marketing or trading of the securities and have no obligations with respect to the amount to be paid to you at maturity.

The correlation between the performance of a fund and the performance of such fund's tracking index may be imperfect

        The performance of a fund is linked principally to the performance of the fund's tracking index. However, the performance of a fund is also generally linked in part to shares of other funds because funds generally invest a specified percentage, e.g., 10%, of their assets in the shares of other funds. In addition, while the performance of a fund is linked principally to the performance of such fund's tracking index, funds generally invest in a representative sample of the stocks included in such fund's tracking index and generally do not hold all or substantially all of the stocks included in such fund's tracking index. Finally, the performance of a fund and of the fund's tracking index will generally vary due to transaction costs, certain corporate actions and timing variances.

        Imperfect correlation between the stocks held by a fund and the stocks included in such fund's tracking index; the performance of the shares of other funds, if applicable; rounding of prices; changes to a fund's tracking index; and changes to regulatory policies, may cause the performance of a fund to differ from the performance of the fund's tracking index. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share.

        Because of the potential discrepancies identified above, the return on a fund may correlate imperfectly with the return on the fund's tracking index.

An investment in the securities may be subject to risks associated with non-U.S. securities markets

        If the underlying shares include the ADSs of a foreign issuer and/or a fund comprised of stocks issued by non-U.S. companies, an investment in the securities will involve risks associated with the securities markets in the countries where the securities underlying such ADS and/or the stocks comprising such fund are traded, including risks of volatility and governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the "SEC"), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

        The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country's government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

        The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for securities linked to a fund composed of securities traded in one or more emerging market countries.

The securities may be subject to foreign currency risk if the underlying shares include fund shares comprised of foreign equity securities

        If any fund to which the securities are linked and the stocks comprising such fund are not denominated in the same currency as such fund, the securities may be subject to foreign currency risk. Because the prices of the stocks comprising the relevant fund will be converted into the currency in which such fund is denominated (the "base currency") for the purposes of calculating the value of such fund, your investment will be exposed to currency exchange risk with respect to each of the countries represented in such fund which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising such fund are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the stocks comprising such fund are denominated, the value of such fund may be adversely affected, and the redemption amount payable on the securities at maturity may be reduced. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in any relevant fund. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in such fund and other countries important to international trade and finance.

        If the relevant fund is comprised of stocks denominated in a currency other than U.S. dollars, the securities, which are denominated in U.S. dollars, are subject to foreign currency risk because the return on the securities is linked to the performance of such fund, the value of which is dependant on the stocks denominated in a currency other than U.S. dollars. Foreign currency risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the stocks comprising such fund, the price of such fund shares and the value of the securities.

If any underlying shares are ADSs, fluctuations in exchange rates will affect your investment

        There are significant risks related to an investment in securities linked, in whole or in part, to the ADSs of a foreign issuer, which are quoted and traded in U.S. dollars, each representing an underlying equity security that is quoted and traded in a foreign currency. The ADSs which are quoted and traded in U.S. dollars, may trade differently from the applicable underlying equity security or underlying equity securities. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of such underlying equity security on non-U.S. securities markets and, as a result, may affect the market price of such ADS, as applicable, which may consequently affect the value of the securities.

We have no control over exchange rates

        Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in securities linked, in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an underlying equity security that is quoted and traded in a foreign currency.

        We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of a foreign company

        If your securities are linked, in whole or in part, to the performance of the ADSs of a foreign issuer, you should be aware that your securities are linked, in whole or in part, to such ADSs and not to the securities underlying such ADSs, and there exist important differences between the rights of holders of ADSs and the securities underlying ADSs. Each ADS is a security evidenced by American depositary receipts that represents a specified number of shares of the equity securities of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of such ADSs, which may be different from the rights of holders of the equity securities of the foreign issuer. For example, the foreign issuer may make distributions in respect of its equity securities that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable underlying equity security may be significant and may materially and adversely affect the value of the securities.

In some circumstances, the payment you receive on the securities may be based on the equity securities (or ADSs, as applicable) of one or more companies that are not the relevant reference share issuer

        Following certain corporate events relating to the relevant reference shares where the reference share issuer is not the surviving entity, the physical delivery amount for the securities may be based on the equity securities of a successor to such reference share issuer or any cash or any other assets distributed to holders of such reference shares as a result of such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting exchange property (as described below) in the section of this product supplement called "Description of the Securities—Anti-dilution adjustments—Reorganization events."

        In addition, for securities linked to the performance of an ADS, if such ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the reference share issuer and the ADS depositary is terminated for any reason, the calculation agent will have the option to either (a), (i) replace that ADS with the ADS of a company selected from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the reference share issuer of that original ADS is organized, or has its principal executive office, and that are then registered to trade on the New York Stock Exchange ("NYSE") or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code ("SIC Code") as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to such original ADS taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, replace that ADS, as applicable with the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized, or has its principal executive office and that are then registered to trade on the NYSE or The NASDAQ Stock Market that, in the sole discretion of the calculation agent, is the most comparable to the original ADS taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, replace the ADS with the equity securities of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the original ADS that in the sole discretion of the calculation agent, is the most comparable to the original ADS taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the applicable underlying equity securities to be the reference shares. You should read the section of this product supplement called "Description of the Securities—Anti-dilution adjustments—Delisting of ADSs or termination of ADS facility" for more information. Replacing the original ADS serving as the reference shares with another ADS may materially and adversely affect the value of the securities.

A market disruption event may postpone the calculation of the closing price on a valuation date or the maturity date

        If the calculation agent determines that a market disruption event exists in respect of the underlying shares on a valuation date, then such valuation date for such underlying shares will be postponed to the first succeeding exchange business day on which the calculation agent determines that no market disruption event exists in respect of such underlying shares, unless the calculation agent determines that a market disruption event in respect of such underlying shares exists on each of the five exchange business days immediately following the scheduled valuation date. In that case, (a) the fifth exchange business day following the scheduled valuation date will be deemed to be the valuation date for such underlying shares notwithstanding the existence of a market disruption event in respect of such underlying shares, and (b) the calculation agent will determine the closing price for such underlying shares for such valuation date on that fifth succeeding exchange business day using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in such underlying shares has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the applicable exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of the underlying shares.

        In the event that a market disruption event exists in respect of the underlying shares on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which a closing price for such underlying shares has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Securities—Maturity date" and "Description of the Securities—Market disruption events" herein.

There may be potential conflicts of interest

        We, CSSU and/or any other affiliate may from time to time buy or sell the underlying shares, futures contracts related to the stocks comprising any relevant fund or derivative instruments related to the underlying shares for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of the underlying shares and thus affect the market value of the securities.

        In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Finally, we and our affiliates may, now or in the future, engage in business with any reference share issuers, any sponsor or investment advisor of a fund or the issuers of the stocks comprising any relevant fund, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding any reference share issuers or some or all of the issuers of the stocks included in any relevant fund. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the price of such reference shares or fund shares, or the stocks included in such fund and, consequently, the price of the securities and the redemption amount.

The inclusion in the original issue price of each agent's commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity

        While the payment at maturity will be based on the full principal amount of your securities as described in the applicable pricing supplement, the original issue price of the securities includes each agent's commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates. Such agent's commission includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by CSSU a result of such compensation or other transaction costs.

Anti-dilution protection is limited

        The calculation agent will make adjustments to the conversion ratio for certain events affecting the underlying shares. The calculation agent is not required, however, to make such adjustments in response to all such events. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See "Description of the Securities—Anti-dilution adjustments" for further information.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities and any such research, opinions or recommendations could affect the price of the underlying shares or the market value of the securities

        We or our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice.

There is no assurance that an active trading market will continue for the underlying shares or that there will be liquidity in the trading market

        Although the underlying shares are listed for trading on a securities exchange, there is no assurance that an active trading market will continue for such shares or that there will be liquidity in the trading market.

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group AG. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-9 of the prospectus supplement and "Where You Can Find More Information" on page 2 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the securities. In addition, we may also invest the proceeds temporarily in short-term securities.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to the underlying shares or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the underlying shares, or the stocks included in or comprising any fund shares, to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the prices of the underlying shares. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the price of the underlying shares, there can be no assurance that the price of the underlying shares will not be affected.

        From time to time after issuance and prior to the maturity of the securities, depending on market conditions (including the price of the underlying shares), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the underlying shares, or the stocks comprising any fund shares. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying shares or the stocks comprising any fund shares, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular exchange or market.

        The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

 DESCRIPTION OF THE SECURITIES

        This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

General

        The securities are medium-term notes as described in the accompanying prospectus supplement and are linked to the performance of the underlying shares specified in the applicable pricing supplement.

        The securities will not be listed on any securities exchange.

Redemption at the option of the security holder; defeasance

        The securities are subject to redemption at our option, unless otherwise specified in the applicable pricing supplement, or repayment at the option of any security holder prior to maturity according to the terms set forth below and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date of the securities will be specified in the applicable pricing supplement; however, if a market disruption event exists on the valuation date, as determined by the calculation agent, the maturity date will be determined as discussed below under "—Market disruption events." If the specified maturity date is not a business day, the maturity date will be postponed to the immediately following business day. No interest will accrue or other payment be payable because of any postponement of the maturity date.

Interest

        The applicable pricing supplement will set forth the interest rate, which may be 0%, and the interest payment dates applicable to the securities. If any such interest payment date is not a business day, interest will be payable subject to the modified following business day convention, which means that payment will be made on the first following business day, unless that business day falls in the next calendar month, in which case the payment will be made on the first preceding business day. We may specify that interest is payable on a monthly, quarterly, semi-annual, annual or other basis. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        Unless otherwise specified in the applicable pricing supplement, if the securities are redeemed prior to maturity, you will not be entitled to receive any accrued but unpaid interest on the securities.

Redemption at maturity

        Unless previously redeemed, or purchased by us and cancelled, each security will be redeemed on the maturity date at the redemption amount at maturity described herein.

Redemption amount

        Unless otherwise specified in the applicable pricing supplement, we will redeem the securities for a redemption amount that will equal either a number of underlying shares per security or an amount of cash per security, determined as follows:

  •
  If the securities are redeemed at maturity or if we exercise our early redemption right, the redemption amount will depend on whether the cash value of the physical delivery amount, determined on the relevant valuation date(s), is greater than $1,000 per $1,000 principal amount of securities:

  •
  If the cash value of the physical delivery amount per $1,000 principal amount of securities is greater than $1,000, the redemption amount will equal the physical delivery amount (or, in our sole discretion, the cash value thereof, determined on the relevant valuation date(s) in the manner set forth herein).

  •
  If the cash value of the physical delivery amount per $1,000 principal amount of securities is less than or equal to $1,000, the redemption amount per $1,000 principal amount of securities will be a cash payment of $1,000.

    If the securities are redeemed at maturity, you will be entitled to receive any accrued but unpaid interest on the securities. Unless otherwise specified in the applicable pricing supplement, if we exercise our early redemption right, you will not be entitled to receive any accrued but unpaid interest on the securities.

  •
  If you exercise your early redemption right, the redemption amount will equal the physical delivery amount (or, in our sole discretion, the cash value thereof, determined on the relevant valuation date(s) in the manner set forth herein). Unless otherwise specified in the applicable pricing supplement, if you exercise your early redemption right, you will not be entitled to receive any accrued but unpaid interest on the securities.

        Unless otherwise specified in the applicable pricing supplement, the physical delivery amount per $1000 principal amount of securities will be a number of shares of each of the underlying shares equal to the conversion ratio for such underlying shares determined on the relevant valuation date(s). Any fractional share amounts will be paid in cash.

        The underlying shares to which the securities will be linked, the conversion ratios for such shares (subject to adjustment as described below under the heading "—Anti-dilution adjustments") and the maturity date of the securities will be specified in the applicable pricing supplement.

        Any payment you will be entitled to receive at maturity is subject to our ability to pay our obligations as they become due.

Holder early redemption

        Unless otherwise specified in the applicable pricing supplement, you may elect to exercise your early redemption right on or after the date specified in the applicable pricing supplement and at least 10 business days before the maturity date, provided that we have not already delivered an issuer early redemption notice to you. You may request redemption, in whole only and not in part, of the securities you hold by instructing your broker or other person with whom you hold your securities to take the following steps through normal clearing system channels:

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  Fill out the Official Notice of Redemption attached to the applicable pricing supplement;

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  Deliver your Official Notice of Redemption to us and The Bank of New York Mellon, as trustee, before 11:00 am (New York City time) on any exchange business day that is at least 10 business days before the maturity date; and

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  Transfer your book entry interest in the securities to The Bank of New York Mellon, as trustee, on or before the day we deliver underlying shares or pay cash to you.

        Different firms have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of securities, you should consult the participant through which you own your interest for the relevant deadline. If you give us your Official Notice of Redemption after 11:00 a.m. (New York City time) on any day or at any time of day on a day that is not an exchange business day, your notice will not become effective until the next exchange business day.

        Any Official Notice of Redemption will be irrevocable. In the event that we receive any Official Notice of Redemption that does not satisfy the conditions stated herein, we may disregard such Official Notice of Redemption. Any question as to the validity of an Official Notice of Redemption or as to whether such notice has been properly and timely given will be determined by us in our sole discretion. As used herein, the holder early redemption notice date is the business day on which we acknowledge a holder early redemption notice to have been delivered to us. On the third business day after the date we have determined the cash value of the underlying shares (in the manner set forth in the immediately following sentence), we will deliver to you your underlying shares or the cash value thereof. Such cash value will be determined by the calculation agent in its sole discretion based on the closing price of the underlying shares on the first exchange business day immediately following the holder early redemption notice date on which a market disruption event has not occurred. Unless otherwise specified in the applicable pricing supplement, if you exercise your early redemption right, you will not receive any accrued but unpaid interest on the securities.

Issuer early redemption

        Unless otherwise specified in the pricing supplement, we may exercise our early redemption right on or after the date specified in the applicable pricing supplement by delivering notice (the "issuer early redemption notice") to you, specifying an issuer early redemption notice date, at least 15 calendar days in advance of redemption. All securities outstanding will be redeemed on the issuer early redemption date for the issuer early redemption amount.

        We may redeem the securities in whole, but not in part.

        An issuer early redemption notice must be delivered to holders on a business day occurring at least 15 calendar days prior to the issuer early redemption date and will be irrevocable. An issuer early redemption notice delivered after 11:00 a.m. New York time on a business day will be deemed to have been delivered as of the business day immediately following the date of such delivery. Unless otherwise specified in the applicable pricing supplement, if we exercise our early redemption right, you will not receive any accrued but unpaid interest on the securities.

Valuation date

        Unless otherwise specified in the applicable pricing supplement, the cash value of any underlying shares will equal the closing price of such shares, determined by the calculation agent in its sole discretion, on the applicable valuation date, subject to the provisions set forth below under the heading "—Market disruption events."

        For any securities redeemed at maturity, the valuation date will be specified in the applicable pricing supplement.

        For any securities redeemed pursuant to an issuer early redemption, the valuation date will be the first exchange business day immediately preceding the date of the issuer early redemption notice.

        For any securities redeemed pursuant to a holder early redemption, the valuation date will be the first exchange business day immediately following the holder early redemption notice date on which a market disruption event has not occurred.

Market disruption events

        Unless otherwise specified in the applicable pricing supplement, a "market disruption event" is, with respect to reference shares:

          (a)   the occurrence or existence of a suspension, absence or material limitation of trading of such reference shares on the relevant exchange for such reference shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

          (b)   a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference shares as a result of which the reported trading prices for such reference shares during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

          (c)   a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such reference shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable exchange or market; or

          (d)   a decision to permanently discontinue trading in such related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference shares or any instrument related to such reference shares or to adjust or unwind all or a material portion of any hedge position in such reference shares with respect to the securities.

        For the purpose of determining whether a market disruption event has occurred:

          (a)   a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to such reference shares,

          (b)   limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, and

          (c)   a suspension of trading in futures or options contracts on such reference shares by the primary exchange or market for trading in such contracts, if available, by reason of:

      •
      a price change exceeding limits set by such exchange or market,

      •
      an imbalance of orders relating to such contracts, or

      •
      a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference shares, as determined by the calculation agent in its sole discretion; and

          (d)   a "suspension, absence or material limitation of trading" on the primary exchange or market on which futures or options contracts related to such reference shares are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

        Unless otherwise specified in the applicable pricing supplement, a "market disruption event" is, with respect to fund shares:

          (a)   the occurrence or existence of a suspension, absence or material limitation of trading of such fund shares (or successor fund shares) on the primary market for such fund shares (or such successor fund shares) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

          (b)   a breakdown or failure in the price and trade reporting systems of the primary market for such fund shares (or such successor fund shares) as a result of which the reported trading prices for such fund shares (or such successor fund shares) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

          (c)   the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such fund shares (or such successor fund shares), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the fund shares or any instrument related to the fund shares or to adjust or unwind all or a material portion of any hedge position in the fund with respect to the securities.

        If the calculation agent determines that on a valuation date a market disruption event exists in respect of the underlying shares, then that valuation date will be postponed to the first succeeding exchange business day on which the calculation agent determines that no market disruption event exists in respect of such underlying shares, unless the calculation agent determines that a market disruption event in respect of such underlying shares exists on each of the five exchange business days immediately following the valuation date. In that case, (a) the fifth succeeding exchange business day after the scheduled valuation date will be deemed to be the valuation date for such underlying shares, notwithstanding the market disruption event in respect of such underlying shares, and (b) the calculation agent will determine the closing price for the valuation date on that deemed valuation date using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in such underlying shares has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the applicable exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of the underlying shares.

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of the underlying shares on the final valuation date, the maturity date of the securities will be the fifth business day following the day on which the closing price for the valuation date for the underlying shares has been calculated.

        If the existence of a market disruption event results in a postponement of the maturity date, no interest or other payment will be payable because of such postponement.

Definitions

        Unless otherwise specified in the applicable pricing supplement, the following terms used in this product supplement have the following definitions:

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

        The "closing price" of any underlying shares on any date will be determined by the calculation agent by reference to the closing sale price (or, if no closing sale price is reported, the last reported sale price) of one such underlying share on the principal exchange on which such underlying shares are then traded for such date or, if the calculation agent is unable to determine the closing price by reference to such closing sale price or last reported sale price, the closing price will be determined by the calculation agent in its reasonable discretion.

        An "exchange business day" is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined below), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" means the principal exchange on which any reference shares or fund shares is traded. "Related exchange" means any exchange on which futures or options contracts relating to the reference shares or fund shares are traded.

        A "trading day" is any day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange for the reference shares or fund shares, as applicable.

Adjustments to the calculation of a fund

        If a fund (or a successor fund (as defined herein)) is de-listed from the relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued fund (or such successor fund) (such fund being referred to herein as a "successor fund"). If the fund (or a successor fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of one share of the fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund. If a successor fund is selected or the calculation agent calculates the closing price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund, that successor fund or closing price will be substituted for the fund (or such successor fund) for all purposes of the securities.

        If at any time:

  •
  the tracking index of the fund (or the tracking index related to a successor fund) is changed in a material respect, or

  •
  the fund (or a successor fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing price of one share of the fund (or such successor fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to the fund (or such successor fund) as if those changes or modifications had not been made, and calculate the closing price or other relevant level with reference to the fund (or such successor fund), as adjusted.

        The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

        The calculation agent will be solely responsible for the method of calculating the closing price of one share of the fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Excess dividend adjustments

        We may specify in the applicable pricing supplement that the securities are subject to excess dividend adjustments. Such adjustments will be effected by changing the conversion ratio in the manner specified below and will be in addition to any changes to the conversion ratio made pursuant to any anti-dilution adjustments as described herein under the heading "—Anti-dilution adjustments."

        If excess dividend adjustments are applicable to the securities and a dividend that is different from the expected dividend is paid on the underlying shares, then the conversion ratio will be adjusted so that the new conversion ratio will equal the product of (i) the prior conversion ratio and (ii) one plus a fraction of which the numerator will be the excess dividend, and the denominator will be the closing price of the underlying shares on the business day immediately preceding the ex-dividend date minus the current dividend.

        If applicable, the expected dividend will be specified in the applicable pricing supplement.

        The excess dividend, which may be negative, will equal the dividend paid minus the expected dividend.

Anti-dilution adjustments

        Upon the occurrence of certain corporate events, the conversion ratio will be adjusted as described below.

        No adjustment to the conversion ratio will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion ratio, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

        Upon making any adjustment to the conversion ratio, the calculation agent will give notice as soon as practicable to us and The Bank of New York Mellon, as trustee, which will provide notice of such adjustment to the registered holders of the securities in the manner set forth below.

        The calculation agent will not be required to make any adjustments to the conversion ratio after the close of business on the relevant valuation date relating to a redemption of securities.

        No adjustments to the conversion ratio will be required other than those specified below and as described above under the heading "—Excess dividend adjustments." The required adjustments specified in this section and under the heading "—Excess dividend adjustments" do not cover all events that could affect the closing price of the underlying shares.

        The calculation agent, will be solely responsible for the determination and calculation of any adjustments to the conversion ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section or under the heading "—Excess dividend adjustments," and its determinations and calculations will be conclusive absent manifest error.

For shares of a reference issuer or ADSs

        For purposes of these adjustments, except as noted below, if ADSs are serving as the reference shares, all adjustments to the conversion ratio for such reference shares will be made as if the equity securities underlying the ADSs are serving as the reference shares. Therefore, for example, if the equity securities underlying the ADS are subject to a two-for-one stock split and assuming the conversion ratio is equal to one, the conversion ratio for the reference shares would be adjusted to equal two. If your securities are linked to an ADS, the term "dividend" used in this section will mean, unless we specify otherwise in the applicable pricing supplement, the dividend paid by the issuer of the equity securities underlying the ADSs, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

        If ADS are serving as the reference shares, no adjustment to the conversion ratio, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of equity securities represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of equity securities represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

  Dividends, extraordinary cash dividends and other distributions

        In the event that a dividend or other distribution is declared (i) on any class of the reference issuer's capital stock (or on the capital stock of any surviving entity or subsequent surviving entity of the reference issuer (a "reference issuer survivor")) payable in reference shares (or the common stock of any reference issuer survivor) or (ii) on the reference shares payable in cash in an amount greater than 10% of the closing price of the reference shares on the date fixed for the determination of the shareholders of the reference issuer entitled to receive such cash dividend (an "extraordinary cash dividend"), then, in each such case, once the dividend or distribution has become effective and the reference shares are trading ex-dividend (the "ex-dividend date"), the conversion ratio will be adjusted to equal the product of the prior conversion ratio and a fraction of which the numerator will be the number of reference shares (or the common stock of any reference issuer survivor) outstanding on the ex-dividend date plus the number of shares constituting such distribution or, in the case of an extraordinary cash dividend, the number of reference shares that could be purchased with the amount of such extraordinary cash dividend at the closing price of the reference shares on the ex-dividend date, and the denominator will be the number of reference shares (or the common stock of any reference issuer survivor) outstanding on the reference issuer ex-dividend date.

  Subdivisions and combinations of the reference shares

        In the event that the outstanding reference shares (or the common stock of any reference issuer survivor) are subdivided into a greater number of shares or combined into a smaller number of shares, then once such subdivision or combination becomes effective, the conversion ratio will be adjusted to equal the product of the prior conversion ratio and the number of reference shares issued pursuant to such subdivision or combination with respect to one reference share.

  Reorganization events

        Any of the following will constitute a reorganization event: (i) the reference shares are reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the reference issuer, (ii) the reference issuer has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the reference issuer completes a statutory exchange of securities with another corporation, (iv) the reference issuer is liquidated, (v) the reference issuer issues to all of its shareholders equity securities of an issuer other than the reference issuer (other than in a transaction described in clause ((i) or (ii) above) (a "spinoff stock") or (vi) the reference shares are the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any reorganization event occurs, in each case as a result of which the holders of the reference shares receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "marketable security"), other securities or other property, assets or cash (collectively "exchange property"), for purposes of determining the conversion ratio following the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, following the ex-dividend date for the distribution of such spinoff stock), any adjustments to the conversion ratio will be based on the following:

        (a)   if the reference shares continue to be outstanding, the closing price of the reference shares (if applicable, as reclassified upon the issuance of any tracking stock) on any relevant date following the effective date for such reorganization event (taking into account any adjustments for any distributions described under clause (c)(i) below);

        (b)   for each marketable security received in such reorganization event (each a "new stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for the reference shares, the closing price of the shares of new stock received with respect to one reference share, as adjusted to any relevant date following the effective date for such reorganization event (taking into account any adjustments for distributions described under clause (c)(i) below); and

        (c)   for any cash and any other property or securities other than marketable securities received in such reorganization event (the "non-stock exchange property"), (i) if the combined value of the amount of non-stock exchange property received per reference share, as determined by the calculation agent in its sole discretion on the effective date of such reorganization event (the "non-stock exchange property value"), by holders of the reference shares is less than 25% of the closing price of the reference shares on the exchange business day immediately prior to the effective date of such reorganization event, the closing price of a number of reference shares, if applicable, and of any new stock received in connection with such reorganization event, if applicable, in proportion to the relative closing prices of the reference shares and any such new stock, and with an aggregate value equal to the non-stock exchange property value, based on such closing prices, in each case as determined by the calculation agent in its sole discretion on the effective date of such reorganization event, or (ii) if the non-stock exchange property value is equal to or exceeds 25% of the closing price of the reference shares on the exchange business day immediately prior to the effective date relating to such reorganization event or, if the reference shares are surrendered exclusively for non-stock exchange property (in each case, an "alternate stock event"), the closing price of a number of shares of the alternate stock (as defined below) with a value on the effective date of such reorganization event equal to the non-stock exchange property value. The "alternate stock" will be the common stock of the company with a price volatility on the measurement date (each as defined below) that is nearest (whether higher or lower) to the price volatility of the reference shares, as selected by the calculation agent from a group of five stocks then included in the S&P 500 Index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion). The stocks from which the alternate stock is selected will be the five stocks with the largest market capitalization among the stocks then included in the S&P 500 Index (or such successor index) with the same primary "Industry" Standard Industrial Classification Code ("SIC Code") as the reference issuer; provided, that if there are fewer than five stocks with the same primary "Industry" SIC Code as the reference issuer, the calculation agent will identify additional stocks then included in the S&P 500 Index (or such successor index), from the following categories, selecting stocks, as required, in each succeeding category in descending order of market capitalization, beginning with the stock in each category with the largest capitalization: first, stocks with the same primary "Industry Group" classification as the reference issuer; second, stocks with the same primary "Major Group" classification as the reference issuer; and third, stocks with the same primary "Division" classification as the reference issuer; and provided further, that none of the five stocks from which the alternate stock will be selected will be a stock that is subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the securities with respect to such stock (a "hedging restriction"). "Industry," "Industry Group," "Major Group" and "Division" have the meanings assigned by the Office of Management and Budget, or any successor federal agency responsible for assigning SIC codes. If the SIC Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures. "Price volatility" means the average historical price volatility for the period of 100 exchange business days ending on the exchange business day immediately prior to the first public announcement of the relevant reorganization event (the "measurement date") as such average historical price volatility for such stock is displayed on Bloomberg screen Equity HVG (using the settings N = 100 and Market: T) (or any successor thereto); provided, that if the price volatility of the reference shares or any stock identified in this sub-paragraph is not then displayed on Bloomberg, then the calculation agent, in its sole discretion, will determine the applicable price volatility.

        In the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property will be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

        In the event that there are any distributions of stock, other securities or other property or assets in connection with corporate events described above, the calculation agent will determine, in its sole discretion, whether the redemption amount at maturity or upon early redemption will consist of (i) reference shares, (ii) distributions in-kind of such stock, other securities or other property or assets (excluding fractional shares, which such interest will be paid in cash) in lieu of reference shares, (iii) any combination of such stock, other securities or other property or assets and reference shares (if the reference shares remain outstanding), (iv) any alternate property or assets, including shares of the alternate stock, in lieu of or in combination with, the reference shares, or (v) the cash value of any, or any portion of, the foregoing.

        In the event that we (with the prior written approval of the calculation agent) or the calculation agent determine that an adjustment should be made to the conversion ratio as a result of one or more events or circumstances not otherwise described above (even if such event or circumstance is specifically excluded from the operation of the provisions described above), we will at our own expense and acting reasonably request the calculation agent to determine as soon as practicable what adjustment (if any) is fair and reasonable to take account thereof.

        The calculation agent will be solely responsible for the determination and calculation of any anti-dilution adjustments and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets in connection with any corporate event described above under the headings "Dividends, extraordinary cash dividends and other distributions," "Subdivisions and combinations of the reference shares," and "Reorganization events," and its determinations and calculations with respect thereto will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

  Delisting of ADSs or Termination of ADS Facility

        If ADSs serving as reference shares (the "original reference shares") are no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying equity security and the ADS depositary is terminated for any reason, then, on and after the date such ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the "change date"), the calculation agent, in its sole discretion without consideration for the interests of investors, will either (A) determine the successor reference shares (as defined below) to such ADSs after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the "successor reference shares" and such successor equity security issuer, a "successor reference share issuer") or (B) select the applicable underlying equity security to replace such reference shares.

        The "successor reference shares" with respect to an ADS will be the ADS of a company selected by the calculation agent from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the reference share issuer of such original reference shares is organized, or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code ("SIC Code") as such original reference shares that, in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or the underlying equity security for which is) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the securities with respect to such ADS (a "Hedging Restriction"); provided further that if the successor reference shares cannot be identified as set forth above for which a Hedging Restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such original reference shares is organized, or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a Hedging Restriction. Notwithstanding the foregoing, if successor reference shares cannot be identified in the country in which the issuer of such original reference shares is organized, or has its principal executive office, as set forth above, such successor reference shares will be selected by the calculation agent and will be the equity securities of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a Hedging Restriction.

        Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under "—Delisting of ADSs or termination of ADS facility," on and after the change date, references in this product supplement or the relevant pricing supplement to such "reference shares" will no longer be deemed to refer to the original reference shares and will be deemed instead to refer to any such successor reference shares for all purposes, and references in this product supplement or the relevant pricing supplement to "reference share issuer" of the original reference shares will be deemed to be to any such successor reference share issuer. The conversion ratio for such successor reference shares will be an amount as determined by the calculation agent in good faith as of the change date, taking into account, among other things, the closing price of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with "—Anti-dilution adjustments."

        Following the selection of the successor reference shares, the conversion ratio of the successor reference shares will be subject to adjustment as described above under "—Anti-dilution adjustments."

        If the calculation agent selects the applicable underlying equity security to replace the reference shares pursuant to clause (B) of the first paragraph under "—Delisting of ADSs or termination of ADS facility" above, the conversion ratio for such reference shares will thereafter equal the last value of the conversion ratio for the ADS multiplied by the number of the applicable underlying equity securities represented by a single ADS, subject to further adjustments as described under "—Anti-dilution adjustments." The closing price for such reference shares will be expressed in U.S. dollars, converting the closing price of the applicable underlying equity security on the relevant valuation date into U.S. dollars using the applicable exchange rate as described below.

        On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable underlying equity security relative to the U.S. dollar as reported by Reuters Group PLC ("Reuters") on the relevant page for such rate at approximately the closing time of the relevant exchange for the applicable underlying equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the securities for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

For shares of a fund

  Share splits and reverse share splits

        If the fund shares are subject to a share split or reverse share split, then once such split has become effective, the conversion ratio will be adjusted to equal the product of the prior conversion ratio and the number of shares issued in such share split or reverse share split with respect to one fund share.

  Share dividends or distributions

        If the fund is subject to (i) a share dividend (issuance of additional fund shares) that is given ratably to all or substantially all holders of fund shares or (ii) a distribution of fund shares as a result of the triggering of any provision of the corporate charter of the fund, then once the dividend has become effective and the fund shares are trading ex-dividend, the conversion ratio will be adjusted so that the new conversion ratio will equal the prior conversion ratio plus the product of (i) the prior conversion ratio and (ii) the number of shares issued with respect to one fund share.

  Non-cash distributions

        If the fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the fund to all or substantially all holders of fund shares (other than (i) share dividends or distributions referred to under "—Share dividends or distributions" above and (ii) cash dividends referred under "—Extraordinary cash dividends or distributions" below), then, once the distribution has become effective and the fund shares are trading ex-dividend, the conversion ratio will be adjusted so that the new conversion ratio will equal the product of (i) the prior conversion ratio and (ii) a fraction, the numerator of which is the current market price of one fund share and the denominator of which is the amount by which such current market price exceeds the fair market value of such distribution.

        The "current market price" of one fund share means the arithmetic average of the closing prices of one fund share for the ten exchange business days prior to the exchange business day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the conversion ratio.

        "Ex-dividend date" means the first exchange business day on which the fund shares trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

        The "fair market value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the closing price of such distributed property on such ex-dividend date.

  Extraordinary cash dividends or distributions

        A dividend or other distribution consisting exclusively of cash to all or substantially all holders of the fund shares will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the fund shares by an amount equal to at least 10% of the closing price of the fund shares on the first exchange business day immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

        If an extraordinary cash dividend occurs, the conversion ratio will be adjusted so that the new conversion ratio will equal the product of (i) the prior conversion ratio and (ii) a fraction, the numerator of which is the closing price of the fund on the exchange business day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        If we purchase any securities and surrender the securities to the trustee for cancellation, the trustee will cancel them.

Book-Entry, Delivery and Form

        We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE UNDERLYING SHARES

        The reference shares and/or fund shares to which the securities are linked will be specified in the applicable pricing supplement. In the relevant pricing supplement, in the case of reference shares, we will provide summary information regarding the business of the relevant reference share issuer(s) and, in the case of fund shares, we will provide summary information regarding the relevant fund(s), in each case based on publicly available documents. We take no responsibility for the accuracy or completeness of such information.

        Companies with securities registered under the Exchange Act, including any relevant reference share issuers or funds, are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC's website is http://www.sec.gov. This URL is provided for informational purposes only and is not incorporated by referenced into this product supplement. Information regarding any relevant reference share issuers or funds may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

        This product supplement and the relevant pricing supplement relate only to the securities offered thereby and do not relate to the underlying shares or any other securities of a reference share issuer or fund. We have derived any and all disclosure contained in this product supplement and the relevant pricing supplement regarding the reference share issuers or funds from the publicly available documents described above. In connection with the offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the reference share issuers or funds. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the reference share issuers or funds is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of the underlying shares have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the reference share issuers or funds could affect the value of the underlying shares and therefore the trading prices of the securities.

        Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

        We and/or our affiliates may currently or from time to time engage in business with any reference share issuers or fund sponsors, including extending loans to, or making equity investments in, such issuers or sponsors or providing advisory services to such issuers or sponsors, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to any reference shares, reference share issuers, fund shares or fund sponsors, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the reference shares, reference share issuers, fund shares or fund sponsors, and these reports may or may not recommend that investors buy or hold the reference shares or fund shares. As a prospective purchaser in the securities, you should undertake an independent investigation of any reference shares, reference share issuers, fund shares and fund sponsors as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and who purchase the securities at the "issue price" of the securities (as described below) in connection with their original issuance. Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

  •
  a financial institution,

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  a mutual fund,

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  a tax-exempt organization,

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  a grantor trust,

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  certain U.S. expatriates,

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  an insurance company,

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  a dealer or trader in securities or foreign currencies,

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  a person (including traders in securities) using a mark-to-market method of accounting,

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  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

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  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

        We will treat the securities as indebtedness. If the securities have a term of one year or less, we will treat them as short-term obligations in the manner described below under "U.S. Holders—

Short-Term Obligations." If the securities have a term of more than one year, we will treat them as indebtedness that is subject to the regulations governing contingent payment debt instruments in the manner described below under "U.S. Holders—Contingent Payment Debt Obligations." In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization, and the balance of this discussion assumes that the securities will be so treated and does not address any possible differing treatments of the securities. However, no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the securities. Holders should consult their tax advisors concerning the tax treatment of holding the securities.

U.S. Holders

        For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

  Short-Term Obligations

        As noted above, if the securities have a term of one year or less, we agree to treat them as short-term debt obligations. Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation, other than any stated interest, and the obligation's issue price. Accordingly, we will treat the security as issued at a discount, for U.S. federal income tax purposes, equal to the excess of all payments on the security over the security's issue price. Accrual method and cash method U.S. Holders that elect to accrue the discount currently should include in income any stated interest as it accrues and the discount as it accrues on a straight line basis, unless they elect to accrue the discount on a constant yield method based on daily compounding. A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest as well as any discount on the security as income upon receipt. A cash method U.S. Holder that does not elect to accrue the interest and discount in income currently will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the security in an amount not exceeding the accrued interest and discount until it is included in income. Additionally, in the case of a cash method U.S. Holder that does not elect to accrue the discount in income currently, any gain realized upon the sale, retirement, or exchange of the security will be ordinary income to the extent of the discount that has accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) and has not previously been included in income through the date of the sale, retirement, or exchange.

        Upon a sale or exchange of a security, a U.S. Holder should generally recognize gain or loss with respect to the security in an amount equal to the difference between the amount of the sale proceeds and the U.S. Holder's adjusted tax basis in the security (which will generally equal the issue price of the security increased by any discount recognized on the security and decreased by the amount of any interest payments received on the security). Except to the extent attributable to accrued interest and discount with respect to the security, which will be subject to tax as described above, such gain or loss will be short-term capital gain or loss.

  Contingent Payment Debt Obligations

        As noted above, if the securities have a term of more than one year, we agree to treat them as indebtedness that is subject to the regulations governing contingent payment debt instruments (the "Contingent Debt Regulations").

        Under the Contingent Debt Regulations, actual cash payments on the securities, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

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  require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the securities;

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  require you to accrue original issue discount at the comparable yield (as described below); and

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  generally result in ordinary rather than capital treatment of any gain and to some extent loss, on the sale, exchange, repurchase, or redemption of the securities.

You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities, that equals:

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  the product of (i) the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the securities, adjusted for the length of the accrual period;

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  divided by the number of days in the accrual period; and

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  multiplied by the number of days during the accrual period that you held the securities.

        The "issue price" of a security will be the first price at which a substantial amount of the securities is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a security will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below and decreased by the amount of periodic interest payments and the projected amounts of any payments previously made with respect to the securities (although, as indicated below, no amount is (for federal income tax purposes) projected to be paid prior to the maturity date).

        Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the securities. We will determine the comparable yield of the securities based on the rate, as of the initial issue date of the securities, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities.

        In the applicable pricing supplement, pursuant to the Contingent Debt Regulations, we will furnish to you the comparable yield and solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments (generally the redemption amount in excess of par paid upon the maturity date). For purposes of this determination—and only for purposes of this determination, which is required for federal income tax purposes—we have assumed that the securities will not be called and will be held until the maturity date. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals (and the adjustments thereto described below) in respect of the securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

        The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the securities and do not constitute a projection or representation regarding the actual amount of the payments on a security.

        If the actual contingent payment received on the maturity date differs from the projected payment, an adjustment will be made for the difference. If such payment exceeds the projected payment, you will incur a "positive adjustment" equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount includible in your taxable income in such taxable year. If, however, such payment is less than the amount of the projected payment, you will incur a "negative adjustment" equal to the amount of such deficit. A negative adjustment will:

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  first, reduce the amount of original issue discount required to be accrued in the current year;

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  second, any negative adjustment that exceeds the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the securities; and

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  third, any excess negative adjustment will reduce the amount realized on a sale, exchange, or redemption of the securities.

        A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

        Upon the sale, exchange, or redemption of a security (including a redemption that takes place pursuant to our exercise of our call right or your exercise of your early redemption right), you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the security. Any gain on a security generally will be treated as ordinary income. Loss from the disposition of a security will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the securities. Any loss in excess of that amount will be treated as capital loss, which generally will be long-term if the securities were held for more than one year. The deductibility of net capital losses by individuals and corporations are subject to limitations. If we deliver underlying shares to you in connection with a redemption of the security, although not free from doubt, your amount realized should equal the number of shares you receive multiplied by the average of the high and low trading prices of the underlying shares on the redemption date, plus any cash received in lieu of fractional shares. In addition, although not free from doubt, any underlying shares delivered to you in connection with a redemption of the security should have a basis equal the average of the high and low trading prices of the underlying shares on the redemption date.

        Special rules apply in determining the tax basis of a security. Your basis in a security is generally your original purchase price for the security increased by original issue discount (before taking into account any adjustments) you previously accrued on the securities and reduced by the amount of periodic interest payments.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding the securities (a "Non-U.S. Holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Backup Withholding and Information Reporting

        A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

        Unless otherwise specified in the applicable pricing supplement, we will sell the securities to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the securities it has purchased as principal to other dealers. CSSU may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

        Each issue of securities will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable pricing supplement, CSSU intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        CSSU is our affiliate. Accordingly, any offering in which CSSU participates as an underwriter will be conducted in accordance with the applicable provisions of Section 2720 of the Rules of the Financial Industry Regulatory Authority.

        We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

        In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

        CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or CSSU that would permit a public offering of the securities or possession or distribution of the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

Credit Suisse